UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act
of 1934

Date of Report (Date of earliest event reported): October 18, 2006

Modine Manufacturing Company
(Exact name of registrant as specified in its charter)

Wisconsin	1-1373	39-0482000
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1500 DeKoven Avenue, Racine, Wisconsin	53403
Address of principal executive offices	Zip Code

Registrant's telephone number, including area code:	(262) 636-1200
_____________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01 Entry into a Definitive Material Agreement.

As described in Item 5.03, in connection with Mr. Charles Cooley’s election to the Board of Directors of Modine Manufacturing Company (“Modine” or the “Company”) on October 18, 2006, the Company paid Mr. Cooley a retainer for the Third Quarter of Fiscal 2007 of $8,750, board attendance fee of $1,750 and Committee attendance fee of $3,000 in addition to awarding him 1,200 shares of unrestricted Modine common stock for Fiscal 2007.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 18, 2006, the Board of Directors of the Company elected Charles P. Cooley, 51, to the Board of Directors of the Company. Mr. Cooley will serve on the Board’s Audit Committee as well as the Corporate Governance and Nominating Committee. Mr. Cooley will stand for election to the Board of Directors at the 2007 Annual Meeting of Shareholders in July 2007.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 18, 2006, the Board of Directors of the Company adopted amendments to the Company’s Bylaws to provide for direct registration of shares of the Company’s stock and increase the number of directors to ten.

A copy of the amendments to the Bylaws is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01.    Other Events

On October 18, 2006, the Board of Directors of the Company declared a quarterly dividend. A copy of the Company’s news release relating to that declaration is attached hereto as Exhibit 99.1

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

The following exhibits are being furnished herewith:

3.1 Amendments to the Company’s Bylaws.

99.1 Press Release dated October 18, 2006 announcing quarterly dividend payment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Modine Manufacturing Company

By: /s/ D.B. Rayburn
D.B. Rayburn President and Chief Executive Officer

By: /s/ D.R. Zakos
D.R. Zakos Vice President, General Counsel and Secretary

Date: October 20, 2006

EXHIBIT INDEX

Exhibit No.  Description

3.1   Amendments to the Company’s Bylaws.

99.1         Press Release dated October 18, 2006 announcing quarterly dividend payment.